UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 11, 2019
Date of Report (Date of earliest event reported)

Ecology and Environment Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 245 under the Securities Act (17 CFT 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFT 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)
On April 11, 2019, Ecology and Environment Inc. (the “Company”) announced that Technical Operations Director Fred J. McKosky declared his intention to retire shortly after the end of the Company’s fiscal year ending July 31, 2019.  Mr. McKosky has been employed by the Company in various roles since 1978, and has served as the Company’s principal operating officer since 2014.  Effective immediately, and until his retirement date, Mr. McKosky will focus exclusively on the Company’s South American operations, including collaborating with the Company’s South American partners to develop business strategies that will continue to expand the Company’s business.

The Company also announced the promotion of Kurt Zmich to Senior Vice President of Operations effective April 11, 2019.  In his new role, Mr. Zmich is responsible for all technical and business line operations in the U.S., replacing Mr. McKosky as the Company’s principal operating officer.  He will work closely with the U.S. Operations Leadership Team to focus on profitable growth of U.S. operations, ensuring efficient and effective project delivery, implementation of recently announced corporate restructuring and cost reduction initiatives, and acquisition and retention of technical talent.

Mr. Zmich, age 50, joined the Company as Director of Commercial and Industrial Services in May 2018 and was promoted to Business Operations Director in November 2018.  He is a licensed professional civil engineer with 28 years of experience in environmental and civil engineering, specializing in project management, site investigation and remediation, risk assessment, and environmental due diligence.  Prior to joining the Company, he served in several high-level operational positions at WSP USA from January 2014 to May 2018, including Director of Operations – Water and Environment, Director of Operations – Environment, and Senior Vice President West Region – Environment.  Mr. Zmich holds a B.S. in Civil Engineering from Virginia Polytechnic Institute and State University (Virginia Tech) and is a licensed professional engineer in Georgia, Indiana, Kansas, Kentucky, Michigan, Minnesota, North Carolina, Washington, and Wisconsin.  In connection with his promotion to Senior Vice President of Operations, Mr. Zmich’s annual salary has been increased to $200,500 per year.

 “We thank Fred for his many years of service and for his significant contributions to the Company,” said   Executive Chairman Marshall A. Heinberg.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOLOGY AND ENVIRONMENT INC.

By	/s/ Peter F. Sorci
Peter F. Sorci
Acting Chief Financial Officer

Dated:  April 16, 2019